SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)   September 16, 1999
                                                         ------------------
                                                         (September 16, 1999)


                      PUBLIC SERVICE COMPANY OF NEW MEXICO
             (Exact Name of Registrant as Specified in its Charter)


                                  Commission
          New Mexico              File Number 1-6986         85-0019030
  ---------------------------                 ------     ---------------------
 (State or Other Jurisdiction                            (I.R.S. Employer
        of Incorporation)                                Identification Number)



Alvarado Square, Albuquerque, New Mexico                    87158
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(Address of Principal Executive Offices)                  (Zip Code)


                                 (505) 241-2700
                                 --------------
              (Registrant's Telephone Number, Including Area Code)




          (Former Name or Former Address if Changed, Since Last Report)

Item 5. Other Events

The following is the Company's news release sent out on September 16, 1999, regarding the Company's third quarter earnings projection, and is being filed herewith as a current event.

"Cool Summer, Rate Cut Expected to Press PNM Third Quarter Earnings

ALBUQUERQUE, NM, Sept. 16, 1999 - Third quarter earnings for PNM, the Public Service Company of New Mexico (NYSE: PNM) will be lower than for the comparable period last year, the company announced today. In the three months ended September 30, 1998, the company reported earnings from continuing operations of 84 cents per share.

An unusually cool summer in New Mexico and on the West Coast, together with the impact of new, lower PNM retail electric rates, are primarily responsible for the reduction in earnings, according to PNM Chairman, President and Chief Executive Officer Benjamin Montoya.

"July and August are normally our best months for power sales in both the wholesale and retail markets," Montoya said. "But this summer was the coolest in 20 years in New Mexico. The wholesale power market, which has become an important contributor to PNM revenues and earnings, was also negatively affected by the weather in California and the Pacific Northwest."

One key factor in the earnings decline is the $37 million retail rate reduction approved by the New Mexico Public Regulation Commission at the end of August. Although the Company estimates the new, lower rates will reduce electric revenues by $15 million or 22 cents per share, in the second half of 1999, the impact will be disproportionately larger in the third quarter.

In the bulk power market, the availability of low-priced hydropower from the Pacific Northwest for a longer period than usual this year, coupled with a relatively mild summer through most of the western US, significantly reduced wholesale margins, Montoya said.

"Weather-related earnings volatility is a fact of life in our industry," Montoya said. "But PNM's business remains on a long-term upward trend. Even though extremely cool weather this past summer reduced earnings, colder weather in the fourth quarter may counterbalance that impact."

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


Statements made in this news release that relate to future events or to PNM's future performance are made pursuant to the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based upon current expectations and the company assumes no obligation to update this information. Because actual results may differ materially from expectations, the company cautions readers not to place undue reliance on these statements. Changes in interest rates, trends in the local and national economy, energy supply and demand, federal and state regulatory activity, the transition to a competitive electric market in New Mexico and the potential effects of stranded cost recovery associated with that transition may all have an impact on PNM's financing plans, operating performance, and future profitability. For a more detailed discussion of these and other important factors affecting PNM, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 1998 and the Form 10-Q for the quarter ended June 30, 1999."





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


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Public Service Company of New Mexico
                                                     (Registrant)



Date:  September 16, 1999                         /s/ John R. Loyack
                                          ------------------------------------
                                                   John R. Loyack
                                          Vice President, Corporate Controller
                                          and Chief Accounting Officer